
CryptoLogic Ltd
(Guernsey Registered,
Irish Resident)
LSE/NASDAQ/TSX
100%
CryptoLogic Callco ULC
(Canada)
100%
Gaming Portals Ltd
(Ireland)
100%
CryptoLogic Malta Holdings Ltd
(Malta)
100%
CryptoLogic (Asia Pacific) Pte Ltd
(Singapore)
100%
CryptoLogic Exchange Corporation
(Canada)
94%
CryptoLogic Inc.
(Canada)
6%
100%
WagerLogic Ltd
(Cyprus)
100%
WagerLogic (UK) Ltd
(UK)
100%
WagerLogic Malta Software Ltd
(Malta)
100%
WagerLogic Casino Software Ltd
(Malta)
100%
CryptoLogic Malta Ltd
(Malta)
100%
CryptoLogic Operations Ltd
(Malta)